UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	26-0573018 (I.R.S. Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 Par Value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and  is effective pursuant to General Instruction A(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-145105

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, $0.001 par value per share, registered hereunder is incorporated by reference from the description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock - Common Shares” in the prospectus included in the Registration Statement on Form N-2 (Registration No. 333-145105) filed by the Registrant with the Securities and Exchange Commission (the “Registration Statement”).  The description contained under such caption in the final prospectus subsequently filed by the Registrant pursuant to Rule 497 under the Securities Act of 1933, as amended, is also incorporated by reference.

Item 2.                  Exhibits.

a.1.        Articles of Incorporation*
b.           Bylaws*
d.           Form of Stock Certificate*
e.           Dividend Reinvestment Plan*

*	Incorporated by reference herein to the identically numbered exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.

Date: July 17, 2009	By:	/s/ Terry C. Matlack
Terry C. Matlack
Chief Financial Officer